NASDAQ GLOBAL MARKET: CCLD, CCLDO

Q1 2026 Results

Earnings Call

A leading provider of technology-enabled services and AI-based solutions for the healthcare revenue cycle.

Safe Harbor Statements

This presentation contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "shall," "should," "could," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "seeks," "estimates," "forecasts," "predicts," "possible," "potential," "target," "approximately," or "continue" or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this presentation include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, including our ability to continue as a going concern, to raise additional capital and to succeed in our future operations, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

MATERIAL RISK FACTORS — OUR ABILITY TO:

- Maintain operations in Pakistan, Azad Jammu and Kashmir, and Sri Lanka (together, the "Offshore Offices") in a manner that continues to enable us to offer competitively priced products and services;
- Consistently achieve and maintain compliance with a myriad of federal, state, foreign, local, payor and industry requirements, regulations, rules, laws and contracts;
- Respond to the recent cybersecurity attack and effectively integrate, manage and keep our information systems secure and operational in the event of another cyber-attack;
- Manage our growth, including acquiring, partnering with, and effectively integrating the recent acquisition of MAP App, Medsphere Systems Corporation, RevNu Medical Management and other acquired businesses into our infrastructure and avoiding legal exposure and liabilities associated with our acquisitions;
- Retain our clients and revenue levels, including effectively migrating new clients and maintaining or growing the revenue levels of our new and existing clients;
- Keep pace with a rapidly changing healthcare industry, including the use of artificial intelligence ("AI");
- Maintain and protect the privacy of confidential and protected Company, client and patient information;
- Develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards and third-party software platforms and technologies, and protect and enforce all of these and other intellectual property rights;
- Attract and retain key officers and employees, and the continued involvement of Mahmud Haq as Executive Chairman, Stephen Snyder as Chief Executive Officer and A. Hadi Chaudhry as Chief Strategy Officer, all of which are critical to our ongoing operations and growing our business;
- Realize the expected cost savings and benefits from our restructuring activities and structural cost reductions;
- Comply with covenants contained in our credit agreement with our senior secured lenders, Citizens Bank, N.A. and Provident Bank, and other future debt facilities;
- Continue to pay our monthly dividends which were suspended in December 2023 and resumed in February 2025 to the holders of our Series A Preferred Stock and Series B Preferred Stock (together the "Preferred Stock");
- Incorporate AI into our products faster and more successfully than our competitors, protecting the privacy of medical records and cybersecurity threats;
- Compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;
- Respond to the uncertainty resulting from pandemics, epidemics or other public health emergencies and the impact they may have on our operations, the demand for our services, our projected results of operations, financial performance or other financial metrics or any of the foregoing risks and economic activity in general;
- Keep and increase market acceptance of our products and services; and
- Respond to changes in domestic and foreign business, market, financial, political and legal conditions.

Although we believe that the expectations reflected in the forward-looking statements contained in this presentation are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

In this presentation, we disclose certain non-GAAP historical and projected financial measures, including adjusted EBITDA. We believe that these non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. We seek to compensate for the limitation of our non-GAAP financial measures by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

The statements in this presentation are made as of the date of this presentation, and the Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Today's Speakers



Mahmud Haq

Founder & Executive Chairman



Stephen Snyder

Chief Executive Officer



A. Hadi Chaudhry

Chief Strategy Officer



Norman Roth

CFO & Corporate Controller



OPENING REMARKS

Stephen Snyder

Chief Executive Officer

A strong, on-plan start to the year

REVENUE

$31.3M

+13% vs. $27.6M

RECURRING REVENUE

~74%

of total, up from 64%

ADJUSTED EBITDA

$5.4M

vs. $5.6M prior year

ADJ. EPS

$0.05

in line with prior year

REVENUE · Q1 YEAR-OVER-YEAR ($M)


$27.6
$31.3
Q1 2025
Q1 2026

GAAP impact: Operating income $1.0M / Net income $0.9M — lower as expected, driven by amortization and integration from 2025 acquisitions.

A watershed balance-sheet simplification

NEW CREDIT FACILITY

$50M

$40M term loan + $10M revolver

Citizens Bank · Provident Bank

Closed April 13, 2026

1 **Series B fully redeemed**

100% redemption authorized April 14; ~$41.6M prefunded. Scheduled May 15, 2026.

2 **Preferred overhang removed**

Combined with March 2025 Series A conversion (~80%), the preferred-equity overhang is effectively eliminated.

3 **Cleaner story, no dilution**

High-cost preferred dividends swapped for lower-cost senior debt — with zero common shareholder dilution from the redemption.

FULL-YEAR 2026 · GUIDANCE REAFFIRMED

Confidence in our 2026 outlook

REVENUE

$128–$132M

Driven by RCM growth + AI ramp + 2025 acquisition synergies

ADJUSTED EBITDA

$29–$31M

Margin expansion as integration costs roll off through H2

GAAP EPS

$0.20–$0.23

>100% increase vs. 2025 EPS of $0.10

More capability, more scale, more momentum *than at any point in our history.*

CareCloud



AI & STRATEGY

A. Hadi Chaudhry

Chief Strategy Officer

Three Tracks. One Compounding Investment.

01

Back-end Optimization

AI applied to our own RCM, financial, and administrative operations.

Outcome: margin expansion

02

Embedded AI in Existing Apps

AI built into EHR, PM, patient engagement, and benchmarking — products clients already use.

Outcome: retention & expansion

03

New AI Products

Standalone AI for high-value workflows. stratusAI, cirrusAI, and an expanding pipeline.

Outcome: new revenue lines

Same investment. Three economic outcomes. Each de-risks the others.

AI Inside Our Own Operations

OPERATIONS

RCM, Financial, Admin

- **Reducing claim errors**
  across submission workflows
- **Improving documentation accuracy**
  in RCM and clinical workflows
- **Increasing first-pass acceptance**
  rates with payers
- **Higher volumes, same headcount**
  across admin and finance teams

R&D

AI Across the SDLC

Adopting AI tools across the software development lifecycle:

- Code generation
- Code review
- QA & testing
- App design

Two compounding outcomes

↑ Higher code quality

↑ Output per engineer

Watch the Lead Indicators, Not Just the Lag

LAG INDICATORS

What already happened

- Acceptance rates
- Denial ratios
- Final reimbursement

LEAD INDICATORS

What predicts performance

- How early errors are caught in the workflow
- How many claims are pre-validated before submission
- Human intervention required per claim
- AI predicts denials → rules configured proactively

NORTH STAR

Zero-Touch Claims

AI handles intake, validation, submission, and follow-up — billing teams focus on exceptions, not routine processing.

AI Inside the Apps Clients Already Use

EHR	Practice Management	Patient Engagement	Benchmarking
Clinical workflows	Scheduling & intake	Communications	Performance analytics

+ AI embedded inside each platform

THE THESIS

Invisible AI

AI invisible to the user — they simply find that the software is doing more for them than it used to.

ACQUISITION LEVERAGE

Medsphere & MAP App

Hospital systems, health networks, and emergency departments. AI work is in earlier stages — platforms get more valuable when AI is part of them.

Depth Before Breadth

stratusAI

EXPANDING

Desk Agent

Agentic AI Front Desk

Q1 STATUS

- Continued signing new business — almost entirely from existing client base
- Focus: every signed agent implemented well, completes trial, expands inside account
- Expansion = more agents, more functions, longer hours, broader use cases

stratusAI

COMPLEMENTARY

Voice Audit

Conversational Intelligence

Q1 STATUS

- Visibility into AI-handled and staff-handled patient calls
- Adopted alongside Desk Agent on day one — or later as deployment matures
- Deepens stratusAI footprint inside the account

cirrusAI

EXPANDING TO INPATIENT

Notes

Ambient Clinical Documentation

Q1 STATUS

- Q1 focus: integration into the inpatient platforms acquired through Medsphere
- Different clinical workflow, different user, different buying center
- Cross-pollination between acquisitions and AI portfolio — the multiplier effect

What's Coming Next

In active development inside the AI Center of Excellence — bringing to market is a goal for this year.

1 In Development

AI Prior Authorization

Automating one of the most significant administrative burdens in healthcare — predicting authorization requirements, pre-populating documentation, routing requests automatically.

Reduces revenue leakage and turnaround time

2 In Development

AI-Assisted Medical Coding

Helping practice and hospital billing teams improve coding accuracy and consistency — with AI suggestions that are reviewed and confirmed by human coders.

Higher first-pass acceptance, fewer denials

3 In Development

Additional Clinical Documentation

Expanding the ambient documentation capability beyond Notes to support new workflows and specialties — building on what cirrusAI has already proven.

Provider time saved, better record quality

CareCloud

WHY THREE TRACKS TOGETHER

Each Track De-Risks the Others

Only Track 3

Bet rests entirely on new products achieving scale.

Only Track 1

Captures margin, but doesn't differentiate the product.

Only Track 2

Strengthens retention, but no new revenue lines.

ALL THREE AT ONCE

CareCloud's AI Strategy

- **Internal AI** improves economics regardless of new-product scale
- **Embedded AI** strengthens existing revenue base regardless of new markets
- **New AI products** open new revenue lines on top of a stronger installed base

Q1: each track moved forward — together they are the durable, profitable AI strategy we are executing.

FINANCIAL REVIEW



Norman Roth

Interim CFO & Corporate Controller

Q1 2026 Highlights

Revenue

$M


$27.6
$31.3
Q1 2025
Q1 2026

Net Income

$M


$1.9
$0.9
Q1 2025
Q1 2026

8th consecutive quarter of positive GAAP net income · recurring tech-enabled revenue +$5.3M Y/Y

Q1 2026 Highlights — Non-GAAP

Adjusted EBITDA*

$M


$5.6
$5.4
Q1 2025
Q1 2026

Free Cash Flow*

$M


$3.6
$2.4
Q1 2025
Q1 2026

Adjusted Net Income*

$M


$2.3
$2.2
Q1 2025
Q1 2026

** Non-GAAP measure — see appendix for reconciliation*

CLOSING REMARKS



Mahmud Haq

Founder & Executive Chairman

Thank You

carecloud.com

INVESTOR RELATIONS

ir.carecloud.com

Stephen Snyder · Chief Executive Officer

ir@carecloud.com

GAAP Net Income to Adjusted EBITDA

$ in thousands	Q1 2025	Q1 2026
GAAP net income	$ 1,948	$ 922
Provision for income taxes	41	52
Net interest expense	16	48
Foreign exchange / other expense	19	32
Stock-based compensation expense	108	64
Depreciation and amortization	3,337	4,037
Transaction and integration costs	12	158
Restructuring costs	114	—
Change in contingent consideration	—	57
Adjusted EBITDA	**$ 5,595**	**$ 5,370**

GAAP Net Income to Adjusted Net Income

$ in thousands	Q1 2025	Q1 2026
GAAP net income	$ 1,948	$ 922
Foreign exchange / other expense	19	32
Stock-based compensation expense	108	64
Amortization of purchased intangible assets	89	928
Transaction and integration costs	12	158
Lease termination & restructuring costs	114	—
Change in contingent consideration	—	57
Adjusted Net Income	**$ 2,290**	**$ 2,161**

Net Cash Provided by Operating Activities to Free Cash Flow

$ in thousands	Q1 2025	Q1 2026
Net cash provided by operating activities	$ 5,113	$ 3,611
Purchases of property and equipment	(624)	(412)
Capitalized software & other intangibles	(846)	(820)
Free Cash Flow	**$ 3,643**	**$ 2,379**
Net cash used in investing activities[1]	*$ (1,510)*	*$ (1,232)*
Net cash used in financing activities	*$ (1,932)*	*$ (2,150)*

1. Net cash used in investing activities includes payments for acquisitions, purchases of property and equipment and capitalized software and other intangible assets. Purchases of property and equipment and capitalized software and other intangibles are included in our computation of free cash flow.